Exhibit 15.2

April 16, 2014

Youku Tudou Inc.

11/F, SinoSteel Plaza

8 Haidian Street, Haidian District

Beijing 100080

The People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the heading “Risk Factors” in “Item 3: Key Information” in Youku Tudou Inc.’s Annual Report on Form 20-F for the year ended December 31, 2013, which will be filed with the Securities and Exchange Commission in the month of April 2014.

Yours faithfully,

/s/ TransAsia Lawyers